Eventbrite Announces $100 Million Annualized Expense Reduction Plan

April 8, 2020

SAN FRANCISCO--(BUSINESS WIRE)-- Eventbrite, Inc. (NYSE: EB), a global ticketing and experience technology platform, today announced an expense reduction plan to better position the company to weather the impact of the COVID-19 pandemic. As part of that plan, the company will reduce its global workforce by 45%. Together with other cost-savings measures, the plan is expected to yield at least $100 million in annualized expense savings. The expense measures are broad-based and include cash compensation reductions for the CEO and executive staff.

“The COVID-19 pandemic has caused massive disruption to the live entertainment and experiences economy and we are taking significant action to navigate this unprecedented time,” said Julia Hartz, Eventbrite’s co-founder and Chief Executive Officer. “We are saddened to see many members of our team depart the company and we are supporting them in every way we possibly can during this tumultuous time. I want to personally thank our talented and dedicated teammates for contributing towards building the leading platform for independent creators.”

The Company expects to incur restructuring charges related to the workforce reduction of $10-14 million on a pre-tax basis. Of that amount, $7-10 million is related to severance costs and $3-4 million is related to facilities and fixed assets. The Company expects the majority of these charges to be incurred in the second quarter of 2020, with most of the balance expected to be incurred in the remainder of 2020. Of the total costs expected to be incurred, $7-10 million is expected to result in future cash expenditures. The company will provide additional detail on business trends and its plans when it reports first quarter results. Eventbrite previously suspended its Business Outlook for the first quarter and full year of 2020 on March 16, 2020.

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to statements regarding the company’s expected annualized operating expense savings from the company’s global workforce reduction, creation of a more durable business in the near-term and strong foundation for the company’s platform, and expected restructuring charges. These forward-looking statements reflect the company’s views regarding current expectations and projections about future events and conditions and are based on currently available information. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including risks related to the COVID-19 pandemic and resulting worldwide cancellation of live events, which had been the cornerstone of the company’s business, and related uncertainty regarding the duration of the shutdown of live events and the possibility that future shutdowns will occur, whether as a result of the COVID-19 pandemic, other public health concerns or epidemics or other factors adversely affecting the live event market, the company’s ability to achieve the expected operating expense savings from its global workforce reduction, and the Risk Factors identified in the company’s most recently filed annual report on Form 10-K; therefore, the company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, readers should carefully review the reports and documents the company files or furnishes from time to time with the Securities and Exchange Commission, particularly its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

About Eventbrite
Eventbrite is a global ticketing and experience technology platform that serves a community of nearly one million event creators in over 180 countries. Since inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz and Renaud Visage, with a vision to build a self-service platform that would make it possible for anyone to create and sell tickets to live experiences. The Eventbrite platform provides an intuitive, secure, and reliable service that enables creators to plan and execute their live and online events, whether it’s an annual culinary festival attracting thousands of foodies, a professional webinar, a weekly yoga workshop or a cooking class. With over 300 million tickets distributed to more than 4 million experiences in 2019, Eventbrite is where people all over the world discover new things to do or new ways to do more of what they love. Learn more at www.eventbrite.com.